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                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               --------
                               FORM 8-K

                            Current Report
                              Pursuant to
                        Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported):  June 10, 1998

                               --------

                         CITIZENS CORPORATION
                         --------------------
        (Exact name of Registrant as specified in its charter)




    Delaware                 1-11714                04-3178765
    --------                 -------                ----------
 (State or other        (Commission File         (I.R.S. Employer
    jurisdic-                Number)               I.D. Number)
     tion of
  Incorporation)


                               --------


          440 Lincoln Street, Worcester, Massachusetts 01653
          --------------------------------------------------
               (Address of Principal Executive Offices)
                               (Zip Code)
                            (508) 855-1000
                            --------------
          (Registrant's Telephone Number including area code)



                           Page 1 of 5 pages
                        Exhibit Index on page 4

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Item 5.  Other Events.

      On June 10, 1998, Citizens Corporation announced that the second quarter results will be impacted by an estimated $22.5 million in pre-tax catastrophe losses as a result of electrical, rain and wind storms that struck Michigan during the final days of May. The charge is expected to result in a reduction of second quarter earnings per share for Citizens Corporation of approximately fifty one cents. A copy of the press release is attached as Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 99        Press  Release   dated   June  10, 1998,  announcing
Allmerica Financial Corporation, Citizens Corporation expects $25.3 million charge in second quarter for June catastrophe losses.



















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                              SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CITIZENS
                         CORPORATION




                         By:      /s/ Edward J. Parry III  ,
                                  -------------------------
                                  Edward J. Parry III
                                  Vice President, Chief Financial
                                  Officer,and Treasurer


Date:  June 10, 1998


























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Exhibit Index
-------------

Exhibit 99 Press Release dated June 10, 1998, announcing Allmerica Financial Corporation, Citizens Corporation expects $25.3 million charge in second quarter for June catastrophe losses.







































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                              EXHIBIT 99
                              ----------

               ALLMERICA FINANCIAL, CITIZENS CORPORATION
                  EXPECT SECOND QUARTER STORM CHARGES

WORCESTER, Mass., June 10, 1998 - Allmerica Financial Corporation (NYSE: AFC) today announced that it expects to incur approximately $25.3 million in pretax catastrophe losses, which includes $22.5 million expected storm losses from its subsidiary, citizens Corporation (NYSE: CZC), as a result of electrical, rain and wind storms that struck Michigan and the Northeast during the final days of May. The anticipated charges will be reflected in the companies' second quarter results.

The losses are expected to reduce the second quarter earnings per share by approximately $0.28 cents at Allmerica and approximately $0.51 cents at Citizens.

"Allmerica and Citizens have responded with prompt claim service to our customers in Michigan and the Northeast," said Robert P. Restrepo, Jr., president of Allmerica Property & Casualty Companies, Inc. and head of risk management operations at the companies. "The Michigan storms resulted in the biggest catastrophe losses in Citizens' history. Agents and employees have been doing everything possible to help policyholders recovery."

Restrepo said Allmerica and Citizens deployed to Michigan a catastrophe management team of adjusters and claim support representatives from their offices throughout the country to expedite the claim process and help policyholders to make necessary accommodations and repairs.

"In response to heavy claim volume during the days immediately following the storms, the combination of our local claim support and the emergency management team enabled us to respond to nearly 82.5 percent of policyholders within a single day of their call," said James R. McAuliffe, president of Citizens Insurance Company of
America. "To date, we have closed about 40 percent of claims reported, and we are continuing efforts to resolve the remaining open claims as quickly as possible."

Allmerica Financial is a diversified group of insurance and financial services companies headquartered in Worcester, Mass. Allmerica owns approximately 80 percent of the stock in Citizens Corporation, a holding company for Citizens Insurance Company of America, a leading underwriter of personal and commercial property and casualty insurance in the Midwest.
                                 -30-
AF-19
6/98

CONTACTS:      Investors:               Media:
               ----------               ------

               Jean Peters              Michael F. Buckley
               (508) 855-3599           (508) 855-3099

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